Exhibit 99.1

MISTRAS Group Announces Change In Leadership and Engagement of AlixPartners to Define Operational Enhancements Designed to Drive Performance And Shareholder Value
PRINCETON JUNCTION, N.J., Feb. 08, 2023 (GLOBE NEWSWIRE) – MISTRAS Group, Inc. (MG: NYSE) – a leading "one source" multinational provider of technology-enabled asset protection solutions used to maximize the uptime and safety of critical energy, industrial, and public infrastructure – announced today that Jonathan Wolk, Senior Executive Vice President and Chief Operating Officer (COO), will be departing MISTRAS effective immediately. In the interim, MISTRAS Group President and Chief Executive Officer (CEO), Dennis Bertolotti, will assume Mr. Wolk's duties.
“We thank Jonathan for his service to MISTRAS and wish him success in the future.” said Dennis Bertolotti, MISTRAS Group President and Chief Executive Officer.

The Board of Directors also announced today that the Company has hired AlixPartners to undertake an operational review of the Company designed to accelerate profitable growth and EBITDA in the coming months.

Founder and Executive Chairman, Dr Sotirios J. Vahaviolos stated, “The engagement of AlixPartners will identify meaningful margin improvement opportunities and steps to achieve sustained cost savings”

Independent Lead Director, Manuel Stamatakis stated: “Our Board is laser‐focused on taking steps to position the organization for success and to drive shareholder value.”

About AlixPartners

AlixPartners is a results-driven global consulting firm that specializes in helping businesses successfully address their most complex and critical challenges. Its clients include companies, corporate boards, law firms, investment banks, private equity firms, and others. Founded in 1981, AlixPartners is headquartered in New York and has offices in more than 20 cities around the world. For more information, visit www.alixpartners.com.

About MISTRAS Group, Inc. - One Source for Asset Protection Solutions®

MISTRAS Group, Inc. (NYSE: MG) is a leading "one source" multinational provider of integrated technology-enabled asset protection solutions, helping to maximize the safety and operational uptime for civilization's most critical industrial and civil assets.

Backed by an innovative, data-driven asset protection portfolio, proprietary technologies, strong commitment to Environmental, Social, and Governance (ESG) initiatives, and a decades-long legacy of industry leadership, MISTRAS leads clients in the oil and gas, aerospace and defense, renewable and nonrenewable power, civil infrastructure, and manufacturing industries towards achieving operational and environmental excellence. By supporting these organizations that help fuel our vehicles and power our society, inspecting components that are trusted for commercial, defense, and space craft; building real-time monitoring equipment to enable safe travel across bridges; and helping to propel sustainability, MISTRAS helps the world at large.

MISTRAS enhances value for its clients by integrating asset protection throughout supply chains and centralizing integrity data through a suite of Industrial IoT-connected digital software and monitoring solutions. The Company's core capabilities also include non-destructive testing field and in-line inspections enhanced by advanced robotics, laboratory quality control and assurance testing, sensing technologies and NDT equipment, asset and mechanical integrity engineering services, and light mechanical maintenance and access services.

For more information about how MISTRAS helps protect civilization's critical infrastructure and the environment, visit https://www.mistrasgroup.com/.

Forward-Looking and Cautionary Statements

Certain statements made in this press release are "forward-looking statements", including as to expectations as to enhancements to the Company's financial results, business model, strategy, growth opportunities, profitability and competitive position, and other matters. These forward-looking statements generally use words such as "future," "possible," "potential," "targeted," "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict," "project," "will," "may," "should," "could," "would" and other similar words and phrases. Such statements are not guarantees of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved, if at all. These statements are subject to risks and uncertainties, many of which are beyond the control of the Company, that could cause actual performance or results to differ materially from those expressed in these statements. A list, description and discussion of these and other risks and uncertainties can be found in the "Risk Factors" section of the Company's 2021 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2022, as updated by our reports on Form 10-Q and Form 8-K. The forward-looking statements are made as of the date hereof, and the Company undertakes no obligation to update such statements as a result of new information, future events or otherwise.

Contact:
Nestor S. Makarigakis
Group Vice President, Marketing and Communications | MISTRAS Group, Inc.
marcom@mistrasgroup.com | +1 (609) 716-4000
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